Exhibit 99.1

The Chefs’ Warehouse Reports First Quarter 2019 Financial Results
Net Sales Growth of 12.1%
Ridgefield, CT, May 1, 2019 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company”), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its first quarter ended March 29, 2019.

Financial highlights for the first quarter of 2019 compared to the first quarter of 2018:

•	Net sales increased 12.1% to $357.0 million for the first quarter of 2019 from $318.6 million for the first quarter of 2018.

•	GAAP net income was $1.1 million, or $0.04 per diluted share, for the first quarter of 2019 compared to $0.5 million, or $0.02 per diluted share, in the first quarter of 2018.

•	Adjusted net income per diluted share was $0.05 for the first quarter of 2019 compared to $0.03 for the first quarter of 2018.

•	Adjusted EBITDA[1] was $13.2 million for the first quarter of 2019 compared to $12.1 million for the first quarter of 2018.

“We saw continued strength in customer demand and delivered strong top-line and gross profit dollar growth in the first quarter of 2019,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “During the quarter, we welcomed the addition of Bassian Farms, a specialty protein processor and distributor in the metro San Francisco area, to our West Coast Team. We also continued our market expansion plans with the completion of our new facility in Dallas and signing of a lease for the next phase of our growth in Los Angeles. On the technology front, we rolled out off-truck scanning across our distribution centers in Chicago and New York, and expect further innovation as the year progresses. We believe our unique business model, as the premier marketer and supplier of specialty culinary products and ingredients to Chef-driven independent restaurants, combined with the investments we’ve made to improve efficiency in our operations, have positioned us for future growth.”

First Quarter Fiscal 2019 Results

Net sales for the quarter ended March 29, 2019 increased 12.1% to $357.0 million from $318.6 million for the quarter ended March 30, 2018. Organic growth contributed $17.9 million, or 5.6% to sales growth in the quarter. The remaining sales growth of $20.5 million, or 6.5%, resulted from acquisitions. Organic case count grew approximately 5.2% in the Company’s specialty category with unique customers and placements growth at 6.2% and 5.2%, respectively, compared to the prior year quarter. Pounds sold in the Company’s center-of-the-plate category increased 3.1% compared to the prior year quarter. Estimated inflation was 1.4% in the Company’s specialty categories and estimated inflation was 1.3% in the center-of-the-plate categories compared to the prior year quarter.

Gross profit increased approximately 13.4% to $90.2 million for the first quarter of 2019 from $79.5 million for the first quarter of 2018. Gross profit margin increased approximately 30 basis points to 25.3% from 25.0%. Gross margins in the Company’s specialty category decreased 39 basis points and gross margins increased 106 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Total operating expenses increased by approximately 13.9% to $84.0 million for the first quarter of 2019 from $73.8 million for the first quarter of 2018. As a percentage of net sales, operating expenses were 23.5% in the first quarter of 2019 compared to 23.2% in the first quarter of 2018. Facility related expenses associated

1Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted EPS to these measures’ most directly comparable GAAP measure.

with the Company’s investment in the Texas market and timing of certain corporate expenses versus the prior year quarter were the primary drivers of the increase in the ratio of operating expense to revenue.

Operating income for the first quarter of 2019 was $6.2 million compared to $5.7 million for the first quarter of 2018. The increase in operating income was driven primarily by increased gross profit, offset in part by higher operating expenses, as discussed above. As a percentage of net sales, operating income was 1.8% in the first quarter of 2019 and 2018.

Total interest expense decreased to $4.6 million for the first quarter of 2019 compared to $5.0 million for the first quarter of 2018 due primarily to lower effective interest rates charged on the Company’s outstanding debt and the conversion of the $36.8 million of convertible subordinated notes during the third quarter of 2018.

Net income for the first quarter of 2019 was $1.1 million, or $0.04 per diluted share, compared to net income of $0.5 million, or $0.02 per diluted share, for the first quarter of 2018.

Adjusted EBITDA1 was $13.2 million for the first quarter of 2019 compared to $12.1 million for the first quarter of 2018. For the first quarter of 2019, adjusted net income1 was $1.4 million, or $0.05 per diluted share compared to adjusted net income of $0.8 million, or $0.03 per diluted share for the first quarter of 2018.

Full Year 2019 Guidance

Based on current trends in the business, the Company is updating financial guidance for fiscal year 2019:

•	Net sales between $1.56 billion and $1.61 billion

•	Gross profit between $399.0 million and $409.0 million

•	Net income between $28.4 million and $31.4 million

•	Net income per diluted share between $0.95 and $1.05

•	Adjusted EBITDA between $89.0 million and $93.0 million

•	Adjusted net income per diluted share between $0.97 and $1.07

This guidance is based on an effective tax rate of approximately 27.5% and approximately 30 million shares, on a fully diluted basis.

First Quarter 2019 Earnings Conference Call

The Company will host a conference call to discuss first quarter 2019 financial results today at 5:00 p.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13689182. The replay will be available until Wednesday, May 8, 2019, and an online archive of the webcast will be available on the Company’s investor relations website for 30 days.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s sensitivity to general economic conditions, including disposable income levels and changes in consumer discretionary spending; the Company’s ability to expand its operations in its existing markets and to penetrate new markets through acquisitions; the Company may not achieve the benefits expected from its acquisitions, which could adversely impact its business and operating results; the Company may have difficulty managing and facilitating its future growth; conditions beyond the Company’s control could materially affect the cost and/or availability of its specialty food products or center-of-the-plate products and/or interrupt its distribution network; the Company’s increased distribution of center-of-the-plate products, like meat, poultry and seafood, involves increased exposure to price volatility experienced by those products; the Company’s business is a low-margin business and its profit margins may be sensitive to inflationary and deflationary pressures; because the Company’s foodservice distribution operations are concentrated in certain culinary markets, the Company is susceptible to economic and other developments, including adverse weather conditions, in these areas; fuel cost volatility may have a material adverse effect on the Company’s business, financial condition or results of operations; the Company’s ability to raise capital in the future may be limited; the Company may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all; and the Company’s business operations and future development could be significantly disrupted if it loses key members of its management team. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 55,000 products to more than 34,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THIRTEEN WEEKS ENDED MARCH 29, 2019 AND MARCH 30, 2018
(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 29, 2019	March 30, 2018
Net Sales	$357,027	$318,615
Cost of Sales	266,838	239,093
Gross Profit	90,189	79,522

Operating Expenses	84,039	73,782
Operating Income	6,150	5,740

Interest Expense	4,551	4,979
Loss on Asset Disposal	34	—
Income Before Income Taxes	1,565	761

Provision for Income Tax Expense	431	217

Net Income	$1,134	$544

Net Income Per Share:
Basic	$0.04	$0.02
Diluted	$0.04	$0.02

Weighted Average Common Shares Outstanding:
Basic	29,457,257	28,122,723
Diluted	29,840,979	28,197,247

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 29, 2019 AND DECEMBER 28, 2018
(in thousands)

	March 29, 2019 (1)	December 28, 2018
	(unaudited)
Cash	$17,317	$42,410
Accounts receivable, net	152,123	161,758
Inventories, net	113,540	112,614
Prepaid expenses and other current assets	12,216	11,953
Total current assets	295,196	328,735

Equipment, leasehold improvements and software, net	88,549	85,276
Operating lease right-of-use assets	118,792	—
Goodwill	195,546	184,280
Intangible assets, net	145,242	130,033
Other assets	3,787	4,074
Total assets	$847,112	$732,398

Accounts payable	$78,120	$87,799
Accrued liabilities	22,872	24,810
Short-term operating lease liabilities	16,499	—
Accrued compensation	8,536	12,872
Current portion of long-term debt	1,804	61
Total current liabilities	127,831	125,542

Long-term debt, net of current portion	281,675	278,169
Operating lease liabilities	111,140	—
Deferred taxes, net	9,952	9,601
Other liabilities	8,091	10,410
Total liabilities	538,689	423,722

Preferred stock	—	—
Common stock	300	300
Additional paid in capital	207,911	207,326
Cumulative foreign currency translation adjustment	(2,166)	(2,221)
Retained earnings	102,378	103,271
Stockholders’ equity	308,423	308,676

Total liabilities and stockholders’ equity	$847,112	$732,398

(1) Fiscal 2019 includes new balance sheet captions due to the adoption of ASC 842 Leases

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THIRTEEN WEEKS ENDED MARCH 29, 2019 AND MARCH 30, 2018
(unaudited, in thousands)

	March 29, 2019	March 30, 2018
Cash flows from operating activities:
Net income	$1,134	$544

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,881	2,316
Amortization	2,877	2,903
Provision for allowance for doubtful accounts	851	497
Non-cash operating lease expense	537	312
Deferred taxes	1,131	340
Amortization of deferred financing fees	522	549
Stock compensation	915	837
Loss on asset disposal	34	—
Change in fair value of contingent earn-out liability	107	124
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	13,778	6,497
Inventories	677	754
Prepaid expenses and other current assets	(207)	2,759
Accounts payable and accrued liabilities	(18,010)	(7,324)
Other assets and liabilities	164	(568)
Net cash provided by operating activities	7,391	10,540

Cash flows from investing activities:
Capital expenditures	(4,125)	(2,903)
Cash paid for acquisitions, net of cash received	(27,990)	(2,377)
Net cash used in investing activities	(32,115)	(5,280)

Cash flows from financing activities:
Payment of debt	(37)	(1,179)
Proceeds from exercise of stock options	412	—
Surrender of shares to pay withholding taxes	(742)	(472)
Net cash used in financing activities	(367)	(1,651)

Effect of foreign currency translation on cash and cash equivalents	(2)	(39)

Net increase (decrease) in cash and cash equivalents	(25,093)	3,570
Cash and cash equivalents at beginning of period	42,410	41,504
Cash and cash equivalents at end of period	$17,317	$45,074

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME PER COMMON SHARE
FOR THE THIRTEEN WEEKS ENDED MARCH 29, 2019 AND MARCH 30, 2018
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 29, 2019	March 30, 2018
Numerator:
Net Income	$1,134	$544
Denominator:
Weighted average basic common shares outstanding	29,457,257	28,122,723
Dilutive effect of unvested common shares	383,722	74,524
Weighted average diluted common shares outstanding	29,840,979	28,197,247

Net Income Per Share:
Basic	$0.04	$0.02
Diluted	$0.04	$0.02

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
FOR THE THIRTEEN AND THIRTEEN WEEKS ENDED MARCH 29, 2019 AND MARCH 30, 2018
(unaudited; in thousands)

	Thirteen Weeks Ended
	March 29, 2019	March 30, 2018
Net Income	$1,134	$544
Interest expense	4,551	4,979
Depreciation	2,881	2,316
Amortization	2,877	2,903
Provision for income tax expense	431	217
EBITDA (1)	11,874	10,959

Adjustments:
Stock compensation (2)	915	837
Integration and deal costs/third party transaction costs (3)	178	175
Change in fair value of earn-out obligation (4)	107	124
Loss on asset disposal (5)	34	—
Moving expenses (6)	61	—

Adjusted EBITDA (1)	$13,169	$12,095

1.
We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

4.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

5.	Represents the non-cash charge related to the disposal of certain equipment.

6.	Represents moving expenses for the consolidation and expansion of our Ridgefield, CT and Toronto, Canada facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME TO NET INCOME
FOR THE THIRTEEN AND THIRTEEN WEEKS ENDED MARCH 29, 2019 AND MARCH 30, 2018
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 29, 2019	March 30, 2018
Net Income	$1,134	$544

Adjustments to Reconcile Net Income to Adjusted Net Income (1):
Integration and deal costs/third party transaction costs (2)	178	175
Moving expenses (3)	61	—
Change in fair value of earn-out obligations (4)	107	124
Loss on asset disposal (5)	34	—
Tax effect of adjustments (6)	(105)	(85)

Total Adjustments	275	214

Adjusted Net Income	$1,409	$758

Diluted Earnings per Share - Adjusted	$0.05	$0.03

Diluted Shares Outstanding - Adjusted	29,840,979	28,197,247

1.
We are presenting adjusted net income and adjusted earnings per share (EPS), which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

3.	Represents moving expenses for the consolidation and expansion of our Ridgefield, CT and Toronto, Canada facilities.

4.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

5.	Represents the non-cash charge related to the disposal of certain equipment.

6.	Represents the tax effect of items 2 through 5 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER COMMON SHARE
FOR THE THIRTEEN AND THIRTEEN WEEKS ENDED MARCH 29, 2019 AND MARCH 30, 2018
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 29, 2019	March 30, 2018
Numerator:
Adjusted Net Income	$1,409	$758
Denominator:
Weighted average basic common shares outstanding	29,457,257	28,122,723
Dilutive effect of unvested common shares	383,722	74,524
Weighted average diluted common shares outstanding	29,840,979	28,197,247

Adjusted Net Income per share:
Diluted	$0.05	$0.03

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2019
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$28,400	$31,400
Provision for income tax expense	10,850	11,850
Depreciation & amortization	25,300	25,300
Interest expense	19,250	19,250
EBITDA (1)	83,800	87,800

Adjustments:
Stock compensation (2)	4,500	4,500
Integration and deal costs/third party transaction costs (3)	200	200
Change in fair value of earn-out obligation (4)	400	400
Loss on asset disposal (5)	35	35
Moving expenses (6)	65	65

Adjusted EBITDA (1)	$89,000	$93,000

1.
We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

4.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

5.	Represents the non-cash charge related to the disposal of certain equipment.

6.	Represents moving expenses for the consolidation and expansion of our Ridgefield, CT and Toronto, Canada facilities.

THE CHEFS’ WAREHOUSE, INC.
2019 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2019 ADJUSTED
FULLY DILUTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.95	$1.05

Change in fair value of earn-out obligations (3)	0.01	0.01
Integration and deal costs/third party transaction costs (4)	0.01	0.01

Adjusted net income per diluted share	$0.97	$1.07

1.
We are presenting estimated adjusted EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Guidance is based upon an estimated effective tax rate of 27.5% and an estimated fully diluted share count of approximately 30 million shares.

3.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.